UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 321-1004

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements for Certain Officers.

On February 12, 2010, the Board of Directors of enherent Corp. (the “Company”) approved the payment to each non-employee member of the Board of Directors and each member of each Committee of the Board Directors of a special one-time fee payable in two separate equal installments on February 16, 2010 and March 31, 2010, in the following amounts:

Name	Amount ($) on Feb 16, 2010	Amount ($) on Mar 31, 2010	Total ($)
Faith Griffin	3,500	3,500	7,000
Doug Mellinger	3,000	3,000	6,000
William Cary	3,250	3,250	6,500
Thomas Minerva	2,250	2,250	4,500

	12,000	12,000	24,000

The payment of the special one-time fee is in addition to amounts payable pursuant to the Company’s regular Board compensation program, which was not amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: February 16, 2010	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President